Preliminary Offering Circular, Dated [*], 2018

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

PART II

OFFERING CIRCULAR

ASI Aviation, Inc.

11921 Freedom Drive, Suite 550

Reston, VA 20190-5667
(703) 904-4315; www.asi-aviation.com

Best Efforts Offering of 5,000,000 Shares of Common Stock

We are offering a maximum of 5,000,000 shares of common stock at a fixed price of $1.00 per share in a “Tier 2 Offering” pursuant to Regulation A under Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings which we refer to as the offering. This offering is being conducted on a self-underwritten, “best efforts” basis with no minimum requirement and thus no escrow account. See “Plan of Distribution” and “Securities Being Offered” for a description of our common stock.

The offering will terminate on the earlier of: (i) the date at which the maximum offering amount has been sold; (ii) the date which is one year from this offering being qualified by the Securities and Exchange Commission (the “SEC”); or (iii) the date at which the offering is earlier terminated by the company in its sole discretion. The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the company.

Our common stock is not listed on any national securities exchange or in the over-the-counter inter-dealer quotation system and there is no market for our common stock. We intend, upon qualification, to engage a market maker to apply for quotation on one of the tiers of the OTC Markets (the “OTC Market”). There can be no assurance that such an application for quotation will be approved.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this Offering Circular and future filings after this Offering.

	Price to Public	Underwriting discount and commissions	Proceeds to Issuer (1)	Proceeds to other persons
Per share	$1.00	$0.00	$1.00	$0.00
Total Minimum	$0.00	$0.00	$0.00	$0.00
Total Maximum	$5,000,000	$0.00	$5,000,000	$0.00

(1)	The Issuer will bear all legal, accounting and other expenses related to this offering, which are expected to total at least $32,500.

The purchase of the securities offered through this Offering Circular involves a high degree of risk. You should carefully read the entire Offering Circular, including the section entitled “Risk Factors” beginning on page 4 before buying any common stock.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

The approximate date of commencement of proposed sale to the public is [*], 2018

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this Offering Circular prepared by us or to which we have referred you. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Offering Circular is an offer to sell only the common stock offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date, regardless of the time of delivery of this Offering Circular or any sale of common stock.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this Offering Circular.

Certain industry data and market data included in this Offering Circular were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. Our estimates presented herein are based upon our review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information. The market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe that the information from these industry publications and surveys that is included in this Offering Circular is reliable. The industry in which we operate is subject to risks due to a variety of important factors, including those described in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical financial statements and the notes thereto, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to ASI Aviation, Inc., a Nevada corporation.

Our Company

Overview

The Company was incorporated under the laws of the State of Nevada on December 29, 2015. We are a developmental stage company principally involved in the business of developing our aircraft and aircraft spare parts sales and leasing operation, and developing our aviation management consulting services. We also plan on acquiring, consolidating and growing businesses in the general aviation industry and developing these businesses to their commercial potential. As of March 31, 2017, we have generated $75,000 in revenues and $5,883 in retained earnings. In order to generate working capital to fund our core business, we provide IT business development consulting services to companies on a contractual basis.

We plan to provide the following services:

●	Aircraft leasing and sales

●	Aviation consultancy

●	On-site maintenance and operational support

●	Spare parts support

●	Aircraft charter and ferry services

We expect to generate future revenue from our management consulting services and aircraft spare parts sale and leasing. Our management has developed relationships with existing air carriers and companies operating government contracts with the U.S. Department of Defense, U.S. Marshals Service and the Department of Homeland Security. The Company hopes to be able to harness those relationships its team has already cultivated in order to allow its management consulting services to gain traction. The Company has developed a capability and strategy in the leasing and buying of aircraft to support businesses on commercial or government contracts requiring dry or wet aircraft lease operations.

The Market

The demand for new aircrafts is being driven by the global demand for additional passenger and cargo capacity, which is closely tied to the GDP of both developed and emerging markets. In order to support this growth, the market for aircraft operating leases, and thus aircraft lessors, is becoming an increasingly important part of the aviation industry.

According to Boeing’s report titled “Current Aircraft Finance Market Outlook 2017,” aircraft leasing continues to grow in both size and importance. According to the 2015 Global Industry Analyst Report, the global market for commercial aircraft leasing in terms of leased asset portfolio value is projected to reach US$314.8 billion by 2020, encouraged largely by the healthy outlook for the world commercial aerospace industry. It has been estimated that the number of commercial aircraft will increase from 22,510 planes in 2015 to more than 45,000 over the next 20 years, according to Boeing’s 2016 market report.

Our Growth Strategy

We will strive to be a leading service provider in the aviation industry by pursuing the following objectives:

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Acquisitions: We plan to enter into formal letters of intent for the acquisition of one or more target businesses that fill important needs in the fragmented aircraft spare parts marketplace. We do not, however, have any potential acquisitions identified at this time. For a more detailed discussion, please refer to the section entitled “Business Overview.”

●	Government Contracts: We plan to bid on various federal and state contracts for aviation services as a small business. There are opportunities set aside annually by the U.S. federal government and by state governments. The Company would be positioned as one of only several smaller businesses in this industry, and thus would have a real chance of winning those contracts as a result of its size and industry experience. For a more detailed discussion, please refer to the section entitled “Business Overview.”

●	International Opportunities: We plan to explore opportunities to do business in the Middle East, South Asia, Africa, and Eastern Europe. For a more detailed discussion, please refer to the section entitled “Business Overview.”

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Our Corporate History and Structure

We were incorporated under the laws of the State of Nevada on December 29, 2015. The fiscal year-end of the Company is March 31. The Company is a development stage company focused on developing our aviation management consulting services and expanding an aircraft and aircraft spare parts sales and leasing business. The Company will also be exploring potential acquisitions in the aviation industry and international opportunities, although we do not have any potential acquisitions identified at this time.

Corporate Information

Our principal office is located at 11921 Freedom Drive, Suite 550, Reston, VA 20190-5667. Our telephone number is (703) 904-4315. We maintain a website at www.asi-aviation.com. Information available on our website is not incorporated by reference in and is not deemed a part of this Offering Circular.

The Offering

Securities Being Offered by the Company	5,000,000 shares of common stock on a self-underwritten, “best efforts” basis without a minimum.

Offering Price per Share	$1.00 per share.

Maximum Number of Shares Offered by Us	5,000,000 shares of common stock ($5,000,000).

Minimum Investment Amount	The minimum investment amount per investor is $100 (100 shares of common stock).

Number of Shares Outstanding Before the Offering	10,000,000 shares of common stock as of the date of this Offering Circular. Dr. B.B. Sahay owns all of the issued and outstanding common stock of the company.

Number of Shares Outstanding After the Offering if All the Shares Being Offered are Sold	A total of 15,000,000 shares of common stock will be issued and outstanding after this offering is completed if all the shares being offered are sold.

Proposed U.S. Trading	Our common stock is not listed for trading on any exchange or automated quotation system. We intend, upon qualification, to engage a market maker to apply for quotation on the OTC Market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), nor can there be any assurance that such an application for quotation will be approved.

Risk Factors	Investing in our common stock involves risks. See the section entitled “Risk Factors” in this Offering Circular and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Offering Costs	We estimate our total offering costs to be at least $31,500. If we experience a shortage of funds prior to funding, our director has verbally agreed to advance funds to the Company to allow us to pay for the offering costs, filing fees, and correspondence with our shareholders; however, our director has no legal obligation to advance or loan funds to the Company.

Use of Proceeds	We intend to use the net proceeds of this offering to acquire a business in the aviation industry and for general business development, capital expenditures, sales and marketing, working capital and other general corporate purposes. For a more detailed discussion, please refer to the section entitled “Use of Proceeds.”

Termination of the Offering	The offering will terminate on the earlier of: (i) the date at which the maximum offering amount has been sold; (ii) the date which is one year from this offering being qualified by the SEC; or (iii) the date at which the offering is earlier terminated by the company in its sole discretion. The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the company.

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Summary Risk Factors

We and our business are subject to a number of risk factors which are detailed more fully in “Risk Factors.” Risks include, but are not limited to, the following:

●	we have not generated any revenues from our core business operations which makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance;

●	we will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock;

●	our auditor has issued a going concern opinion;

●	our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors;

●	we are dependent on the sale of our securities to fund our operations;

●	future acquisitions may expose us to numerous risks, unexpected expenses and may be difficult to effectively integrate;

●	the number of aircraft in service in our markets, including consolidation of the airline industry or changes in fleet size by one or more of our commercial airline partners;

●	the economic environment and other trends that affect both business and leisure travel;

●	the aviation industry is subject to heavy government regulation;

●	no public trading market exists for our securities;

●	we are a shell company;

●	our business is susceptible to liability claims related to personal injury or death;

●	we may not be able to operate and grow our business effectively if we lose the services of any of our key personnel or are unable to attract qualified personnel in the future; and

●	our growth strategy will require significant additional financial resources, which may not be available to us on acceptable terms.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

Our company is in the development stage and has a limited operating history, which may make it difficult to evaluate our current business and predict our future performance.

Our company is in the development stage and faces all of the risks and uncertainties associated with a new and unproven business. The limited operating history of our business may make it difficult to accurately evaluate the business and predict its future performance. Any assessments of our current business and predictions that we or you make about our future success or viability may not be as accurate as they could be if we had a longer operating history. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, and the size and nature of our market opportunity will change as we scale our business and increase deployment of our service. If we do not address any of the foregoing risks successfully, our business will be harmed.

Our having generated no revenues from our core business operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of March 31, 2017, we have generated $75,000 in revenues and $5,883 in retained earnings. In order to generate working capital to fund our core business, we provided IT consulting services to one company. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses. If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raises substantial doubt about our ability to continue as a going concern. The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Nevada Corporations Code against all expense, liability, and loss, including attorney’s fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the action, suit or proceeding, whether civil or criminal, administrative or investigative is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete the Company’s assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

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We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity or debt securities.

There is no minimum dollar amount that the Company must raise in this offering, thus investors purchasing our securities might own stock of a company that has insufficient funding to conduct planned operations.

In order to implement the Company’s plan of operations for the next twelve (12) month period, we require a minimum of $500,000 of funding from this offering. We anticipate that after the initial twelve (12) month period we may need additional financing. If the Company is unable to successfully find clients we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that result in more expenses than originally estimated. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the cost of SEC reporting will be approximately $30,000 annually. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Market, or, if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Market. Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available making it increasingly difficult to sell their stock.

Future acquisitions could expose us to numerous risks.

As part of our business strategy, we may acquire complementary companies, products, services or technologies, although we do not have any potential acquisitions identified at this time. Any acquisition would be accompanied by the risks commonly encountered in a transaction. Such risks include the following:

●	Difficulty of assimilating the operations and personnel of the acquired companies;

●	Inability of management to maximize our financial and strategic position through the successful incorporation of acquired businesses and technologies;

●	Additional expenses associated with amortization of acquired intangible assets;

●	Maintenance of uniform standards, controls, procedures and policies;

●	Impairment of relationships with employees, customers, vendors and advertisers as a result of any integration of new management personnel; and

●	Potential unknown liabilities associated with acquired businesses.

There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions. Due to all of the foregoing, any future acquisition may materially and adversely affect our business, results of operations, financial condition and cash flows. We may be required to obtain additional financing to fund potential acquisition in the future. There can be no assurance that such financing will be available on acceptable terms. In addition, if we issue stock to complete any future acquisitions, existing stockholders will experience further ownership dilution.

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The airline industry faces specific problems that may adversely affect our financial performance.

Problems in the airline industry could adversely affect our business. Since our customers will consist primarily of passenger and cargo air carriers and aircraft leasing companies, the threat of terrorist activities continues to adversely impact the airline industry and consequently may adversely impact our business. However, it does affect our business to a much lesser extent than it affects other firms that rely heavily on major airlines for business. When economic factors adversely affect the airline industry, they tend to reduce the overall demand for maintenance, repair, and leasing services, causing downward pressure on pricing and increasing the credit risks associated with doing business with airlines. We cannot assure you that economic and other factors, which may affect the airline industry, will not adversely impact our business, financial condition or results of operations. Such adverse effects in the airline industry, can also adversely affect our aircraft parts sales business. Any event or occurrence that adversely impacts the aircraft maintenance industry will also adversely impact the aircraft parts sales industry because aircraft parts sales are directly related to the demand for maintenance of aircraft.

The continued threat of terrorist actions may result in less demand for public and private aviation and, as a result, our revenue may be adversely affected and we may not be able to continue successful operations.

Terrorist actions involving public and private aircraft may have a significant adverse impact on us. As a result of these actions, individuals and corporate customers may cease using private or public aircraft as a means of transportation or reduce their use of such aircraft, or we could become subject to burdensome regulations that would have an adverse effect on our results of operations. In either event, we would be unable to maintain sales and may be unable to continue our operations on a successful basis.

Our business is susceptible to liability claims.

Our business will expose us to possible claims for personal injury or death which may result if we were negligent in providing faulty parts to an airplane or repairing an airplane. We cannot assure you that claims will not arise in the future or that our insurance coverage will be adequate to protect us in all circumstances. Additionally, we cannot assure you that we will be able to maintain adequate insurance coverages in the future at an acceptable cost. Any possible liability claims not covered by adequate insurance could materially adversely affect our business, financial condition or results of operations.

The aviation industry is subject to heavy government regulation.

The aviation industry is highly regulated by the Federal Aviation Administration, or FAA, in the United States and by similar agencies in other countries. We may be required to become certified by the FAA, and in some cases authorized by the original equipment manufacturers, in order to repair aircraft components and to perform maintenance and repair services on aircraft. Commercial jets, like any other complex vehicles, require periodic maintenance to allow for their safe and economical operation. Unlike many vehicles, the repair and modification of such aircraft is highly regulated by the various aviation authorities in each country of operation around the world.

We may be subject to fines and disqualification for non-compliance with Federal Aviation Administration regulations.

We will be subject to regulation by the FAA under the provisions of the Federal Aviation Act of 1958, as amended. The FAA prescribes standards and licensing requirements for aircraft and aircraft components. We are subject to inspections by the FAA and may be subjected to fines and other penalties for noncompliance with FAA regulations. Our failure to comply with applicable regulations could result in the termination of or our disqualification from some of our potential contracts, which could have a material adverse effect on our operations.

From time to time, the aircraft industry may experience periods of oversupply during which lease rates and aircraft values may decline, and any future oversupply could materially adversely affect our sales and leasing business, financial condition or results of operations.

In the past, the business of leasing, financing and selling aircraft has experienced prolonged periods of equipment shortages and oversupply of aircraft. The oversupply of a specific type of aircraft typically depresses the lease rates for, and the value of, that type of aircraft. An increase in the global supply of aircraft without a commensurate increase in passenger air travel demand may have a material adverse effect on lease renewal rates and the value of our assets. The supply and demand for aircraft may be materially adversely affected by various cyclical and non-cyclical factors that are outside of our control, including:

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●	passenger air travel demand;

●	increased supply due to the sale of aircraft portfolios;

●	governmental regulation;

●	interest rates;

●	the cost and availability of credit;

●	cancellations of orders for aircraft;

●	delays in delivery by manufacturers; or

●	manufacturer production levels and technological innovation.

These factors could produce sharp decreases in aircraft lease rates and values and have a material adverse effect on our ability to lease or re-lease our aircraft and on our ability to sell such aircraft or aircraft parts at acceptable prices.

We are indirectly subject to many of the economic and political risks associated with emerging markets, which could materially adversely affect our business, financial condition or results of operations.

We intend to capitalize on potential opportunities in emerging market countries, including, possibly, Russia, India, and Myanmar. We also may decide to conduct operations in other emerging market countries in the future.

Emerging market countries have less developed economies that are more vulnerable to economic and political problems and may experience significant fluctuations in gross domestic product, interest rates and currency exchange rates, as well as civil disturbances, government instability, nationalization and expropriation of private assets and the imposition of taxes or other charges by government authorities. The occurrence of any of these events in markets served by our clients and the resulting economic instability that may arise could adversely affect the value of our ownership interest in aircraft subject to lease in such countries, or the ability of our potential lessees, which operate in these markets to meet their lease obligations. As a result, lessees which operate in emerging market countries may be more likely to default on leases than lessees that operate in developed countries. In addition, legal systems in emerging market countries may be less developed, which could make it more difficult for us to enforce our legal rights in such countries. Our business, financial condition or results of operations may be materially adversely affected.

We will likely need additional financing to execute our business plan or new initiatives, which we may not be able to secure on acceptable terms, or at all.

We will require additional financing in the near and long term to fully execute our business plan. Our success may depend on our ability to raise such additional financing on reasonable terms and on a timely basis. Conditions in the economy and the financial markets may make it more difficult for us to obtain necessary additional capital or financing on acceptable terms, or at all. If we cannot secure sufficient additional financing, we may be forced to forego strategic opportunities or delay, scale back or eliminate additional service deployment, operations and investments or employ internal cost savings measures.

Competition from a number of companies, as well as other market forces, could result in price reduction, reduced revenue and loss of market share and could harm our results of operations.

We face strong competition from large corporations that provide aircraft leasing services. Competition from such providers could have an adverse effect on our ability to gain market share. Most of our competitors are larger, more diversified corporations and have greater financial, marketing, production, and research and development resources. As a result, they may be better able to withstand the effects of periodic economic downturns or may offer more service offerings to customers. Competition could increase our sales and marketing expenses and related customer acquisition costs. We may not have the financial resources, technical expertise or marketing and support capabilities to compete successfully. A failure to effectively respond to competitors could have a material adverse impact on our business and results of operations.

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We may be unsuccessful in pursuing our international opportunities.

Our ability to pursue international opportunities in Myanmar, India and Russia involves various risks, including the need to invest significant resources in unfamiliar markets and the possibility that we may not realize a return on our investments in the near future or at all. In addition, we may incur significant expenses before we generate any material revenue in these new markets

Any future international opportunities may fail to succeed due to risks inherent in foreign operations, including:

●	legal and regulatory restrictions, including aerospace and liability standards and enforcement practices;

●	changes in international regulatory requirements and tariffs;

●	restrictions on the ability of U.S. companies to do business in foreign countries;

●	compliance with the Foreign Corrupt Practices Act, the (U.K.) Bribery Act 2010 and other similar corruption laws and regulations;

●	currency fluctuations; and

●	potential adverse tax consequences.

As a result of these obstacles, we may find it difficult or prohibitively expensive to pursue our international opportunities or we may be unsuccessful in our attempt to do so, which could harm our future operating results and financial condition.

If we fail to effectively manage our growth, it may adversely affect our business, brand and reputation, results of operations, and financial condition.

Once we begin operations, we may experience a rapid growth in operations, which may place significant demands on our management team and our operational and financial infrastructure. To continue to grow, we must effectively identify, integrate, develop and motivate new employees, and maintain the beneficial aspects of our corporate culture. To attract top talent, we believe we will have to offer attractive compensation packages. The risks of over-hiring or over compensating and the challenges of integrating a rapidly growing employee base may impact profitability.

Additionally, if we do not effectively manage our future growth, the quality of our services could suffer, which could adversely affect our business, brand and reputation, results of operations and financial condition. If operational, technology and infrastructure improvements are not implemented successfully, our ability to manage our future growth will be impaired and we may have to make significant additional expenditures to address these issues. To effectively manage our growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. This will require that we refine our information technology systems to maintain effective online services and enhance information and communication systems to ensure that our employees effectively communicate with each other and our growing base of customers. These system enhancements and improvements will require significant incremental and ongoing capital expenditures and allocation of valuable management and employee resources. If we fail to implement these improvements and maintenance programs effectively, our ability to manage our expected growth and comply with the rules and regulations that are applicable to publicly reporting companies will be impaired and we may incur additional expenses.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our Chief Executive Officer and Chairman Dr. B.B. Sahay. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

We anticipate future losses and negative cash flow, and it is uncertain if or when we will become profitable.

We have not yet demonstrated our ability to generate revenue in our core business, but we hope to generate revenue and operate on a profitable basis in the future. As a result, we have incurred losses since our inception and even though we expect to see some operating revenue in the foreseeable future, losses and negative cash flow for the foreseeable future is a possibility.

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We expect to expend significant resources on hiring of personnel and startup costs, including payroll and benefits, research and acquisitions, marketing and promotion, capital expenditures, working capital, general and administrative expenses, and fees and expenses associated with this offering. We expect to incur costs and expenses related to consulting costs, marketing and other promotional activities, hiring of personnel and the continued development of relationships with strategic business partners. We are attempting to obtain the necessary working capital for operations, of which this offering is a part, but we may not be able to obtain financing in a sufficient amount or at all. We anticipate our losses will continue to increase from current levels during our development stage.

We may allocate the net proceeds from this offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, and our further revenues and expenditures.

The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds” below. You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other stockholders may not agree with our decisions. See “Use of Proceeds” for additional information.

Adverse economic conditions may have a material adverse effect on our business.

Macro-economic challenges are capable of creating volatile and unpredictable environments for doing business. We cannot predict the nature, extent, timing or likelihood of any economic slowdown or the strength or sustainability of any economic recovery, worldwide, in the United States or in the airline industry. For many travelers, air travel and spending on in-flight internet access are discretionary purchases that they can eliminate in difficult economic times. Additionally, a weaker business environment may lead to a decrease in overall business travel, which is an important contributor to our service revenue. These conditions may make it more difficult or less likely for customers to purchase our equipment and services. If economic conditions in the United States or globally deteriorate further or do not show improvement, we may experience material adverse effects to our business, cash flow and results of operations.

Businesses or technologies we acquire could prove difficult to integrate, disrupt our ongoing business, dilute stockholder value or have an adverse effect on our results of operations.

As part of our business strategy, we may engage in acquisitions of businesses or technologies to augment our organic or internal growth. We do not have any relevant experience with integrating and managing acquired businesses or assets. Acquisitions involve challenges and risks in negotiation, execution, valuation and integration. Moreover, we may not be able to find suitable acquisition opportunities on terms that are acceptable to us. Even if successfully negotiated, closed and integrated, certain acquisitions may not advance our business strategy, may fall short of expected return-on-investment targets or may fail. Any future acquisition could involve numerous risks, including:

●	potential disruption of our ongoing business and distraction of management;

●	difficulty integrating the operations and products of the acquired business;

●	use of cash to fund the acquisition or for unanticipated expenses;

●	limited market experience in new businesses;

●	exposure to unknown liabilities, including litigation against the companies we acquire;

●	additional costs due to differences in culture, geographical locations and duplication of key talent;

●	delays associated with or resources being devoted to regulatory review and approval;

●	acquisition-related accounting charges affecting our balance sheet and operations;

●	difficulty integrating the financial results of the acquired business in our consolidated financial statements;

●	controls in the acquired business;

●	potential impairment of goodwill;

●	dilution to our current stockholders from the issuance of equity securities; and

●	potential loss of key employees or customers of the acquired company.

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In the event that we enter into any acquisition agreements, closing of the transactions could be delayed or prevented by regulatory approval requirements, including antitrust review, or other conditions. We may not be successful in addressing these risks or any other problems encountered in connection with any attempted acquisitions, and we could assume the economic risks of such failed or unsuccessful acquisitions.

Risks Relating to our Industry

Our business is highly dependent on the airline industry, which is itself affected by factors beyond the airlines’ control. The airline industry is highly competitive and sensitive to changing economic conditions.

Our business is directly affected by the number of passengers flying on commercial aircrafts, the financial condition of the airlines and other economic factors. If consumer demand for air travel declines, or the number of aircraft and flights shrinks due to, among other reasons, reductions in capacity by airlines, it would have a material adverse effect on our business and results of operations. Unfavorable general economic conditions and other events that are beyond the airlines’ control, including higher unemployment rates, higher interest rates, reduced stock prices, reduced consumer and business spending, terrorist attacks or threats and pandemics could have a material adverse effect on the airline industry. A general reduction or shift in discretionary spending can result in decreased demand for leisure and business travel and lead to a reduction in airline flights offered and the number of passengers flying. Further, unfavorable economic conditions could also limit airlines’ ability to counteract increased fuel, labor or other costs though raised prices. Any of these events would have a material adverse effect on our business prospects, financial condition and results of operations.

Air traffic congestion at airports, air traffic control inefficiencies, weather conditions, such as hurricanes or blizzards, increased security measures, new travel-related taxes, the outbreak of disease or any other similar event could harm the airline industry.

Airlines are subject to cancellations or delays caused by factors beyond their control. Cancellations or delays due to weather conditions or natural disasters, air traffic control problems, breaches in security or other factors could reduce the number of passengers on commercial flights and thereby reduce demand for our services and harm our businesses, results of operations and financial condition.

Risks Related to Ownership of our Common Stock

There is no public market for the common stock being sold in this offering and one may never develop.

There is no established public trading market for the common stock being offered in this offering. We expect that a public market will develop, although we can make no assurances to this effect. We intend, upon qualification, to engage a market maker to apply for quotation on the OTC Market. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. Without an active market, the liquidity of the common stock will be limited.

Due to the lack of a current public market for our stock, investors may have difficulty in selling stock they purchase.

Prior to this offering, no public trading market existed for the Company’s securities. There can be no assurance that a public trading market for the Company’s common stock will develop or that a public trading market, if developed, will be sustained. As a shell company, the Company’s common stock sold pursuant to this Offering Circular will be subject to restrictions on resale, and will not be eligible for quotation on the OTC Market. We intend, upon qualification, to engage a market maker to apply for quotation on the OTC Market. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which regulates the market makers on the OTC Market; nor can there be any assurance that such an application for quotation will be approved. Thus, it is anticipated that there will be little or no market for the shares until the Company is eligible to have its common stock quoted on the OTC Market and as a result, an investor may find it difficult to dispose of any shares purchased hereunder. Because there is none and may be no public market for the Company’s stock, the Company may not be able to secure future equity financing which would have a material adverse effect on the Company.

Furthermore, when and if the Company’s common stock is eligible for quotation on the OTC Market, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

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As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange. Moreover, an investor may find it difficult to dispose of any shares purchased hereunder.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC Market, investors should consider any secondary market for the Company’s securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the “Penny Stock Rule.” This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are zero (0) shares of our common stock held by non-affiliates and 10,000,000 shares held by affiliates that Rule 144 of the Securities Act defines as restricted securities. 5,000,000 newly issued shares are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell in any 90-day period more than the greater of (i) one percent of the total issued and outstanding shares and (ii) the average weekly trading volume of such shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

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Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, no member of which is independent, to perform these functions.

We do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company.”

We are a “shell company” as that term is defined by the applicable federal securities laws. Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”. Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities cannot sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the SEC and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our Chief Executive Officer and Director owns all of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

Our Chief Executive Officer and Chairman, Dr. B.B. Sahay, currently owns all of our outstanding voting securities. Even if the maximum amount of shares being offered in this offering are sold, Dr. Sahay will continue to own over 60% of all outstanding shares. As a result, currently, and after the offering, he will possess a significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. His ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

There may not be funds available for net income because our Chief Executive Officer and Director maintains significant control and can determine his own salary and perquisites.

Our Chief Executive Officer and Chairman, Dr. B.B. Sahay, owns all of our outstanding voting securities. As a result, there may not be funds available for net income because he maintains significant control and can determine his own salary and perquisites.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock. As of the date of this Offering Circular the Company had 10,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 90,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

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We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

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The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them, subject to resale restrictions. There is no assurance that stockholders will be able to sell shares when desired.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Implications of Being an Emerging Growth Company.

As a company with less than $1 billion in revenue during its last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;

●	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

●	an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal controls over financial reporting;

●	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

●	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

●	reduced disclosure about the emerging growth company’s executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Exchange Act which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

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We would cease to be an emerging growth company upon the earliest of:

●	the first fiscal year following the fifth anniversary of this offering;

●	the first fiscal year after our annual gross revenues are $1 billion or more;

●	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities; or

●	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

This offering is being conducted on a self-underwritten “best efforts” basis without a minimum and we may not be able to execute our growth strategy if the $5,000,000 million maximum is not sold.

If you invest in the common stock and less than all of the offered shares are sold, the risk of losing your entire investment will be increased. We are offering our common stock on a self-underwritten “best efforts” basis without a minimum, and we can give no assurance that all of the offered common stock will be sold. If less than $5,000,000 million of common stock shares offered are sold, we may be unable to fund all the intended uses described in this Offering Circular from the net proceeds anticipated from this offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for our shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our shares is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors has determined the offering price in its sole discretion without the input of an investment bank or other third party. The fixed offering price for our shares has not been based on appraisals of any assets we own or may own, or of our company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our shares may not be supported by the current value of our company or our assets at any particular time.

We have broad discretion in the use of the net proceeds from this offering, and our use of the offering proceeds may not yield a favorable return on your investment.

We expect to use most of the net proceeds from this offering for working capital, business development, product development and capital expenditure. However, our management has broad discretion over how these proceeds are to be used and based on unforeseen technical, commercial or regulatory issues could spend the proceeds in ways with which you may not agree. Moreover, the proceeds may not be invested effectively or in a manner that yields a favorable or any return, and consequently, this could result in financial losses that could have a material adverse effect on our business, financial condition and results of operations.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Summary,” “Risk Factors,” “Our Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” above. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

●	our ability to enter into agreements to acquire, consolidate and grow target businesses in the general aviation sector and develop them to their full commercial potential;

●	our ability to develop our aircraft spare parts and leasing operation, as well as our aviation management consulting services;

●	our ability to pursue international opportunities and comply with local and international regulations;

●	our ability to manage a rapidly growing company;

●	the number of aircrafts in service in our markets, including consolidation of the airline industry or changes in fleet size by one or more of our future commercial airline partners;

●	the economic environment and other trends that affect both business and leisure travel;

●	the continued demand for aircraft spare parts and leasing operations;

●	our ability to obtain required aviation and other licenses and approvals necessary for our operations; and

●	changes in laws, regulations and interpretations affecting aviation.

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

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DILUTION

Purchasers of our common stock in this offering will experience an immediate dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this offering.

As of June 30, 2017, our net tangible book value was $21,753 or $(0.00) per share of common stock. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 10,000,000, the number of shares of common stock outstanding at June 30, 2017.

The following table sets forth as of June 30, 2017, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholder and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this offering of $1.00 per share of common stock.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Price Per share	$1.00	$1.00	$1.00	$1.00
Post Offering Net Tangible Book Value	$1,240,253	$2,490,253	$3,739,253	$4,989,253
Post Offering Net Tangible Book Value Per Share	$0.11	$0.20	$0.27	$0.33
Pre-Offering Net Tangible Book Value Per Share	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Increase (Decrease) Net Tangible Book Value Per Share After Offering for Original Shareholder	$0.11	$0.20	$0.27	$0.33
Dilution Per Share for New Shareholders	$0.89	$0.80	$0.73	$0.67
Percentage Dilution Per Share for New Shareholders	88.98%	80.08%	72.81%	66.74%

Capital Contribution by Purchasers of Shares	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Capital Contribution by Existing Shares	$1,000	$1,000	$1,000	$1,000
% Contribution by Purchasers of Shares	99.92%	99.96%	99.97%	99.98%
% Contribution by Existing Shareholder	0.08%	0.04%	0.03%	0.02%
# of Shares After Offering Held by Public Investors	1,250,000	2,500,000	3,750,000	5,000,000
# of Shares After Offering Held by Existing Investors (1)	10,000,000	10,000,000	10,000,000	10,000,000
Total Shares Issued and Outstanding	11,250,000	12,500,000	13,750,000	15,000,000
% of Shares - Purchasers After Offering	11.11%	20.00%	27.27%	33.33%
% of Shares - Existing Shareholder After Offering	88.89%	80.00%	72.73%	66.67%

(1)	Assuming the Issuer sells the entire offering of 5,000,000 shares, after giving effect to the sale of common shares in this offering, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our post-offering net tangible book value as of June 30, 2017 would be $4,989,253, or $0.33 per share. This amount represents an immediate increase in the post-offering net tangible book value of $0.33 per share to our existing stockholder and an immediate dilution in the post-offering net tangible book value of approximately $0.67 per share to new investors purchasing common shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after the offering from the amount of cash that a new investor paid for a share of common stock.

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PLAN OF DISTRIBUTION

This offering relates to the sale of 5,000,000 common shares.

We do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This Offering Circular permits our CEO to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares he may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our CEO will sell the common shares, and intends to offer them to friends, family members and business acquaintances. There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Dr. B.B. Sahay, the Company’s Chief Executive Officer and Director. Dr. Sahay will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act to sell the common shares. No sales commission will be paid for common shares sold by Dr. Sahay. Dr. Sahay is not subject to a statutory disqualification and is not an associated person of a broker or dealer.

Additionally, Dr. Sahay primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Dr. Sahay has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and he has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act.

The offering will commence on the effective date of this Offering Circular and will terminate on or before the earliest event of the sale of the maximum offering, the termination of the offering by Company management or the passage of one (1) year.

There are no finders.

Under the rules of the SEC, our common stock will come within the definition of a “penny stock” because the price of our common stock is below $5.00 per share. As a result, our common stock will be subject to the “penny stock” rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the SEC’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling penny stock to the purchaser;

- Receive the purchaser’s written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock, and may affect the ability to resell our common stock.

OTC Market Considerations

To be quoted on the OTC Market, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Market.

The OTC Market is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Market. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Market.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the lowest tier of the OTC Market where our stock may trade, the OTC Pink, has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

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Although we anticipate listing on the OTC Market will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Market rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Market securities. Investors do not have direct access to the OTC service. For OTC securities, there only has to be one market maker.

OTC stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTC Market.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC Market, investors should consider any secondary market for the Company’s securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Market. We intend to seek coverage and publication of information regarding the company in an accepted publication, which permits a “manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states, which require shares to be qualified before they can be resold by our shareholders.

Offering Period and Expiration Date

This offering will start on the date this Offering Circular is declared qualified by the SEC. The offering will terminate on the earlier of: (i) the date at which the maximum offering amount has been sold; (ii) the date which is one year from this offering being qualified by the SEC; or (iii) the date at which the offering is earlier terminated by the company in its sole discretion. The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the company.

Procedures for Subscribing

If you decide to subscribe for any common stock in this offering, you must:

Go to <URL> and follow their procedures as described.

1.	Receive, review, execute and deliver to us a Subscription Agreement; and

2.	Deliver a check or wire transfer for the amount set forth in the Subscription Agreement.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this Offering Circular. Further, we will not accept any money until the SEC declares this Offering Circular qualified.

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Investment Amount Limitations

Investors must answer certain questions to determine compliance with the investment limitation set forth in Rule 251(d)(2)(i)(C) under the Securities Act, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed ten percent (10%) of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead. The investment limitation does not apply to accredited investors, as that term is defined in Rule 501 under the Securities Act. An individual is an accredited investor if he/she meets one of the following criteria:

●	a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and having no reason to believe that net worth will not remain in excess of $1,000,000 for the foreseeable future, with “net value” for such purposes being the fair value of the residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth; or

●	a natural person who has individual annual income in excess of $200,000 in each of the two most recent years or joint annual income with that person’s spouse in excess of $300,000 in each of those years and who reasonably expects an income in excess of those levels in the current year.

An entity other than a natural person is an accredited investor if it falls within any one of the following categories:

●	an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, (i) if the decision to invest is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or registered investment adviser; (ii) if such employee benefit plan has total assets in excess of $5,000,000; or (iii) if it is a self-directed plan whose investment decisions are made solely by accredited investors;

●	a tax-exempt organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust or a partnership, which was not formed for the specific purpose of acquiring the securities offered and which has total assets in excess of $5,000,000;

●	a trust, with total assets in excess of $5,000,000, which was not formed for the specific purpose of acquiring the securities offered, whose decision to purchase such securities is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) under Regulation D; or

●	certain financial institutions such as banks and savings and loan associations, registered broker-dealers, insurance companies, and registered investment companies.

Right to Reject Subscriptions

After we receive your complete, executed Subscription Agreement and the funds required under the Subscription Agreement, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deductions.

Acceptance of Subscriptions

Upon our acceptance of a Subscription Agreement and receipt of full payment, we shall countersign the Subscription Agreement and issue to you a share certificate for the number of shares of our common stock purchased by you, along with a copy of the Subscription Agreement.

Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request a refund of monies paid. All accepted Subscription Agreements are irrevocable, even if you subsequently learn information about the Company that you consider to be materially unfavorable.

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Selling Restrictions

Canada. The offering of the common stock in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the common stock may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the common stock in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the common stock is offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the common stock by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the common stock outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Hong Kong. The common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common stock which is or is intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of common stock may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common stock shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any common stock being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any common stock to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

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The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This Offering Circular has been prepared on the basis that any offer of common stock in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of common stock. Accordingly, any person making or intending to make an offer in that Relevant Member State of common stock which are the subject of the offering contemplated in this Offering circular may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. The Company has not authorized, nor does it authorize, the making of any offer of common stock in circumstances in which an obligation arises for the Company to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase or subscribe the common stock, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to prospective investors in China

This Offering Circular does not constitute a public offer of the common stock, whether by sale or subscription, in the People’s Republic of China. The common stock is not being offered or sold directly or indirectly in China to or for the benefit of legal or natural persons of China.

Further, no legal or natural persons of China may directly or indirectly purchase any of the common stock or any beneficial interest therein without obtaining all prior Chinese governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten, best efforts basis and no minimum number of shares must be sold. After deducting the estimated $32,500 expenses of this offering, we expect the net proceeds of a fully subscribed offering to the issuer will be approximately $4,967,500, assuming a public offering price of $1.00 per share.

Assuming the maximum amount in this offering is raised, we intend to use approximately $4,000,000 of the offering proceeds to acquire a business in the aviation services industry, although we have not yet identified an appropriate candidate. We plan to utilize approximately $1,000,000 of the offering proceeds for general business development, capital expenditures, sales and marketing, working capital and other general corporate purposes. We do not intend to employ any material amount of the net proceeds to discharge any current or future indebtedness of the Company.

Because the offering is a “best efforts” offering with no minimum offering amount, we may close the offering without sufficient funds for the intended purposes set out above.

The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no guarantee that we will receive any proceeds from the offering.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Gross Proceeds	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Total Before Expenses	$1,250,000	$2,500,000	$3,750,000	$5,000,000

Offering Expenses
Legal & Accounting	$25,000	$25,000	$25,000	$25,000
Publishing/EDGAR	$4,000	$4,000	$4,000	$4,000
Transfer Agent	$2,000	$2,000	$3,000	$3,000
SEC Filing Fee	$500	$500	$500	$500
Total Offering Expenses	$31,500	$31,500	$32,500	$32,500

Net Offering Proceeds	$1,218,500	$2,468,500	$3,717,500	$4,967,500

Expenditures
Legal & Accounting	$50,000	$50,000	$60,000	$60,000
Acquisition(s)(1)	$1,000,000	$2,000,000	$3,000,000	$4,000,000
Business Development	$168,500	$418,500	$657,500	$907,500

Total Expenditures	$1,218,500	$2,468,500	$3,717,500	$4,967,500

(1)	In the event that we raise less than our target offering, we would endeavor to use internally generated business income, if available, to supplement our raise and complete a target acquisition. We have not, however, identified any potential acquisitions at this time. In the event that we raise less than our target offering and are unable to generate the necessary income to complete a target acquisition, we would seek an alternative acquisition target or seek additional funding.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. In order to implement our plan of operations for the next twelve (12) month period, we require a minimum of $500,000 of funding from this offering. We anticipate that after the initial twelve-month period we many need additional funding.

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In the event we are not successful in selling all of the securities we would utilize any available funds raised in the following order of priority:

●	for general administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC;

●	for office lease expenses and office equipment;

●	for sales and marketing; and

●	for development of aviation capabilities and additional services.

We will have broad discretion in the way that we use these proceeds. See “Risk Factors—Risks Related to Ownership of our Common Stock - We have broad discretion in the use of the net proceeds from this offering, and our use of the offering proceeds may not yield a favorable return on your investment.” The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

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OUR BUSINESS

Business Overview

The Company was incorporated under the laws of the State of Nevada on December 29, 2015. We are a developmental stage company principally involved in the business of developing our aircraft and aircraft spare parts sales and leasing operation, and developing our aviation management consulting services. We also plan on acquiring, consolidating and growing businesses in the general aviation industry and developing these businesses to their commercial potential. As of March 31, 2017, we have generated $75,000 in revenues and $5,883 in retained earnings.

In order to generate working capital to fund our core business, we provide IT business development consulting services to companies on a contractual basis.

We plan to provide the following core business services:

●	Aircraft leasing and sales

●	Aviation consultancy

●	On-site maintenance and operational support

●	Spare parts support

●	Aircraft charter and ferry services

We expect to generate future revenue from our management consulting services and aircraft spare parts sale and leasing. Our management has developed relationships with existing air carriers and companies operating government contracts with the U.S. Department of Defense, U.S. Marshals Service and the Department of Homeland Security. The Company hopes to be able to harness those relationships its team has already cultivated in order to allow its management consulting services to gain traction. The Company has developed a capability and strategy in the leasing and buying of aircraft to support businesses on commercial or government contracts requiring dry or wet aircraft lease operations.

Our Corporate History and Background

Our Corporate History and Structure

We were incorporated under the laws of the State of Nevada on December 29, 2015. The fiscal year-end of the Company is March 31. The Company is a development stage company focused on developing our aviation management consulting services and expanding an aircraft and aircraft spare parts sales and leasing business. The Company will also be exploring potential acquisitions in the aviation industry and international opportunities. We have not, however, identified any potential acquisitions at this time.

We intend, upon qualification, to engage a market maker to apply for quotation on a tier of the OTC Market. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. We are also an emerging growth company under the JOBS Act.

Corporate Information

Our principal office is located at 11921 Freedom Drive, Suite 550, Reston, VA 20190-5667. Our telephone number is (703) 904-4315. We maintain a website at www.asi-aviation.com. Information available on our website is not incorporated by reference in and is not deemed a part of this Offering Circular.

The Market

The demand for new aircraft is being driven by the global demand for additional passenger and cargo capacity, which is closely tied to the GDP of both developed and emerging markets. In order to support this growth, the market for aircraft operating leases, and thus aircraft lessors, is becoming an increasingly important part of the aviation industry.

According to Boeing’s report titled “Current Aircraft Finance Market Outlook 2017,” aircraft leasing continues to grow in both size and importance. According to the 2015 Global Industry Analyst Report, the global market for commercial aircraft leasing in terms of leased asset portfolio value is projected to reach US$314.8 billion by 2020, encouraged largely by the healthy outlook for the world commercial aerospace industry. It has been estimated that the number of commercial aircrafts will increase from 22,510 planes in 2015 to more than 45,000 over the next 20 years, according to Boeing’s 2016 market report.

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Our Growth Strategy

We will strive to be a leading service provider in the aviation industry by pursuing the following objectives:

●	Acquisitions: We plan to enter into formal letters of intent for the acquisition of one or more target businesses that fill important needs in the fragmented aircraft spare parts marketplace. We have not, however, identified any potential acquisitions at this time.

●	Government Contracts: We plan to bid on various federal and state contracts for aviation services as a small business. There are opportunities set aside annually by the U.S. federal government and by state governments. The Company would be positioned as one of only several smaller businesses in this industry, and thus would have a real chance of winning those contracts as a result of its size and industry experience.

●	International Opportunities: We plan to explore opportunities to do business in the Middle East, South Asia, Africa, and Eastern Europe.

●	IT Business Development Consulting Services: In order to generate working capital to fund our core business, we expect to continue to provide IT business development consulting services to companies on a contractual basis, to generate working capital to fund our core business.

Industry Overview

Aviation Industry:

The aviation industry supports the transportation of passengers and freight globally. Demand for key aviation assets, primarily commercial aircraft and jet engines, is tied to the underlying demand for passenger and freight movement. Commercial air travel and air freight activity have historically been long-term growth sectors, broadly correlated with world economic activity and expanding at a rate of one to two times the rate of global GDP growth. According to Boeing global demand for passenger traffic is growing at an average annual rate of 4.7%, outpacing curremt global GDP of 2.8% in the same period. Furthermore, according to International Air Transport Association (“IATA”) the commercial aircraft growth was 5.1% in 2017 over 2016 and expected to continue growth in aircraft of 3.8% in 2018 over 2017.

Much of that growth has been driven by low-cost carriers (LCCs), which control some twenty-five (25) percent of the worldwide market and which have been expanding rapidly in emerging markets; growth also came from continued gains by carriers in developed markets, the IATA reported. Although Because of rising fuel and labor cost and with increase in efficiencies from modern aircraft, airlines had profits of US$38 billion during 2017. Global economic expansion is expected to continue, with North America leading the economic global acceleration, and the Eurozone gaining economic momentum although damaged in 2016 by terrorist attacks.

Aircraft Leasing:

Due to the cost of aircraft acquisitions, aircraft financing complexities and airlines’ need for fleet flexibility, the role of operating lessors has grown significantly over the past twenty years. Historically, airlines owned 100% of the fleet which they operated and acquisitions were financed through traditional loans and bank debt that was collateralized with the assets themselves. Over time, however, as airlines consolidated and grew in fleet size, the need for non-traditional financing sources drove the emergence of operating leases. As a result of this, operators are now able to quickly grow a fleet while carrying fewer assets on their balance sheets.

According to IATA fleet data, as of September 2017, approximately 43% of the in-service passenger and cargo aircraft fleet worldwide was owned and managed by an operating lease company. Looking forward, we believe that aircraft operators will continue to rely on leasing as they seek to reduce capital intensity, to eliminate balance sheet residual risks from aircraft, to pursue alternative financing sources when traditional bank sources are constrained, and to preserve flexibility in their fleet composition. These factors are expected to help grow the leasing of aircraft business progressively and provide us opportunities to grow our aviation services business as well (see the services provided under “The Company”). This information is the result of a private, unpublished, analysis of aircraft fleet data in September 2017 as part of IATA World Financial Symposium 2017.

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Commercial Aircraft Maintenance, Repair & Overhaul (MRO) Industry:

The commercial aircraft MRO market is a vital part of the commercial air transport industry. MRO is required to ensure that passenger and cargo carrying aircraft are maintained in conditions of airworthiness as defined by strict international and national regulations, which are regulated by civil aviation authorities.

The global commercial aircraft MRO market was worth $64.3 billion in 2015, according to IFC International 2016 MRO Forecast, with expected growth to $96 billion in 2025. Over the next decade, the sector is expected to experience moderate growth, driven by the rising volume of air traffic but offset by factors such as continuing financial pressures faced by airlines.

Demand for maintenance and repair services is driven by air transportation activity and the size and age of aircraft fleets. The profitability of individual companies depends on efficient operations. Large companies have an advantage in their ability to serve major customers and enjoy economies of scale in parts purchasing. Small companies can compete effectively by serving local markets and smaller customers.

Proposed Operations

Acquisitions

We plan to acquire our first target in the aviation sector that fills important needs in the fragmented aircraft spare parts marketplace. We have not, however, identified any potential acquisitions at this time. We expect that any target company that we identify will manifest the advantages set forth below and provide a superior level of support to equipment or airline operators through proprietary technological enhancements.

Such a target company’s advanced technology and on-field positioning should allow it to generate significant revenue for us due to the following advantages:

●	Ability to provide immediate needs fulfillment for grounded aircraft;

●	Elimination of costly AOG (Aircraft On Ground) material shipping;

●	Reduction of risks involved with moving critically needed materials;

●	Elimination of AOG Hazardous Material shipping;

●	Ability to provide vertical supply chain support; and

●	Increased operational efficiencies.

In addition to these advantages, a spare parts business should also create various opportunities for potential revenue streams through multiple support options, which may include any or all of the following:

●	Sales and exchange of rotable parts inventory;

●	Sales of expendables (lighting, hoses, batteries, hardware, etc.);

●	Sales of consumable product lines (lubricants, fluids, adhesives, sealants, etc.);

●	Complete support of hazardous material supplies;

●	OEM warranty support centers and distributorship opportunities;

●	Substantial outlet for existing airline spare inventory;

●	Full wheel and brake supply center;

●	Support in aircraft tooling requests; and

●	Co-operative access to exchange pools of inventory.

Government Contracts

The Company also plans to bid on various federal and state contracts for aviation services as a small business. There are opportunities set aside annually by the U.S. federal government and by state governments. These larger opportunities typically have small business sub-contracting plan requirements as a mandate for bidding. The Company would be positioned as one of only several smaller businesses in this industry, and thus would have a real chance of winning those contracts as a result of its size and industry experience.

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Opportunities in Myanmar (Burma)

The Burma sanctions program implemented by the Office of Foreign Assets Control (OFAC) began in May 1997 when the President determined that the Government of Burma had committed large-scale repression of the democratic opposition in Burma. In May 2012, the President and the Secretary of State announced that the United States would begin easing certain financial and investment sanctions on Burma in response to the historic reforms taking place there. Since July 2012, the U.S. Government has taken various actions to ease restrictions in response to the reforms in Burma. With the removal of most trade restrictions and Myanmar forming a democratic government in the coming year, we believe we are poised to capitalize on emerging opportunities for supplying new or used aircraft and spare parts to the Myanmar government and civil aviation industry.

Our officers visited Myanmar in 2013 and 2014 and presented our opportunities to the Myanmar Air Force and Myanmar National Airlines. We plan to visit them again in the coming year to rejuvenate our past relationship and position ourselves to explore various business opportunities there.

Opportunities in India

India is one of the fastest growing aviation markets in the world. In response to its growing aviation market, several new airlines have been established in India, including Air Asia India, Air Costa, Vistara Airlines, and Air Pegasus. We plan to capitalize on the opportunities for sales and leasing of aircraft and spare parts in India. We have already established a base in India’s capital, located at 306 Arunachal Building, Barakhamba Road, Connaught Place, New Delhi. We have also appointed a business development director to manage this office and explore potential aircraft sales and lease back and spare parts opportunities with airlines currently operating in India.

Opportunities in Russia

In previous business roles, Dr. B.B. Sahay and Mr. James Flynn, officers of the Company, have supplied spare parts to Aeroflot, the largest airline in Russia. Having maintained this relationship with Aeroflot executives, we plan to reestablish this business relationship upon further development of our business plan and operations.

Marketing Strategy

The Company plans to implement strategic marketing campaigns focused on brand name recognition. Advertising campaigns will generally focus on print and web, utilizing aviation industry publications. Although other means of advertising will also be considered and implemented, these forms of advertising have been identified as being the most effective means for reaching potential clients in our target markets. The company has created a website as a means of advertising and as an electronic brochure for generating leads and increasing market awareness.

Competition

The market for our products and services is extremely competitive, and we face competition from a number of sources. Our competitors include aircraft service companies and other companies providing MRO services, as well as aircraft manufacturers and other companies involved in aircraft and parts sales and leasing. We believe that our experienced staff, scope of services, small business focus, availability of parts, and focus on customer service increase the competitiveness of our business. Most of our competitors, however, have substantially greater financial and other resources than are available to us. We cannot assure anyone that competitive pressures will not materially adversely affect our business, financial conditions or results of operations or that we will ever attain any competitive position within our market.

Government Regulation

The air transportation industry is highly regulated. Because we do not operate aircraft, we generally are not directly subject to most of these laws, such as regulations of the U.S. Department of Transportation and the FAA or their counterpart organizations in foreign countries regarding the operation of aircraft for public transportation of passengers and property. However, we are subject to government regulation in a number of respects. In addition, potential buyers and lessees of our aircrafts and parts are subject to extensive regulation under the laws of the jurisdiction in which they are registered or under which they operate. These laws govern, among other things, the registration, operation, maintenance and condition of aircraft.

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Most of our aircraft will be registered in the jurisdictions in which the lessees of our aircraft are certified as air operators. Each aircraft registered to fly must have a Certificate of Airworthiness, which is a certificate demonstrating the aircraft’s compliance with applicable government rules and regulations and that the aircraft is considered airworthy, or a ferry flight permit, which is authorization to operate an aircraft on a specific route. Our lessees will be obligated to maintain Certificates of Airworthiness for the aircraft they lease from us.

We are also subject to the regulatory authority of the U.S. Department of Treasury and the U.S. Department of Commerce to the extent such authority relates to the export of aircraft for lease or sale. Also, the U.S. Department of Treasury and the U.S. Department of Commerce (through the OFAC), impose restrictions on the operation of U.S. goods, such as aircraft and engines, to and in sanctioned countries, as well as on the ability of U.S. companies and persons to conduct business with entities and individuals in those countries or on any restricted parties lists.

Environmental Laws

We are subject to a variety of federal, state and local environmental laws and regulations, including those that govern health and safety requirements, the discharge of pollutants into the air or water, the management and disposal of hazardous substances and wastes and the responsibility to investigate and clean-up contaminated sites that are or were owned, leased, operated or used by us or our predecessors. Some of these laws and regulations may require us to obtain permits, which contain terms and conditions that impose limitations on our ability to emit and discharge hazardous materials into the environment and may be periodically subject to modification, renewal and revocation by issuing authorities. Fines and penalties may be imposed for non-compliance with applicable environmental laws and regulations and the failure to have or to comply with the terms and conditions of required permits. We intend to comply with these laws and regulations.

Intellectual Property

At present, we do not have any patents, trademarks, licenses, franchises, concessions, and royalty agreements, labor contracts or other proprietary interests.

Description of Property

Currently, our principal executive offices are located at 11921 Freedom Drive, Suite 550, Reston, VA 22190. The company leases the office space from Regus, Inc. for $54 per month. The lease is on a month-to-month term and renews automatically.

Upon effectiveness of this registration statement and assuming sufficient funds are raised from this offering, the company plans to extend the lease agreement for a longer period.

Legal Proceedings

We are not a party to any pending legal proceedings. In the future, we may from time to time, become involved in various legal proceedings. We believe that all such litigation is routine in nature and incidental to the conduct of our business, and we believe that no such litigation will have a material adverse effect on our financial condition, cash flows or results of operations.

Employees

As of September 30, 2017, we had a total of three employees, two of whom are full-time employees. The following table sets forth the number of our full-time employees by function.

Function	Number of Employees
Operations	1
Sales and Marketing	1
Research and Development	0
General and Administrative	0
Total	2

None of our employees belongs to a union or is a party to any collective bargaining or similar agreement. We consider our relationships with our employees to be good.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form 1-A.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the SEC.

Although the forward-looking statements in this Offering Circular reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

Business Overview

The Company was incorporated under the laws of the State of Nevada on December 29, 2015. We are a developmental stage company principally involved in the business of developing our aircraft and aircraft spare parts sales and leasing operation, and developing our aviation management consulting services. We also plan on acquiring, consolidating and growing businesses in the general aviation industry and developing these businesses to their commercial potential. The Company will also be exploring potential acquisitions in the aviation industry and international opportunities. We do not, however, have any potential acquisitions identified at this time.

In order to generate working capital to fund our core business, we provide IT consulting services to companies on a contractual basis.

For the year ended March 31, 2017, we have generated $ 75,000 in revenues and as of March 31, 2017 we had $5,883 in retained earnings. During the fiscal year ended March 31, 2017, we provided IT consulting services to one company.

We plan to provide the following core business services:

●	Aircraft leasing and sales

●	Aviation consultancy

●	On-site maintenance and operational support

●	Spare parts support

●	Aircraft charter and ferry services

We expect to generate future revenue from our management consulting services and aircraft spare parts sale and leasing. Our management has developed relationships with existing air carriers and companies operating government contracts with the U.S. Department of Defense, U.S. Marshals Service and the Department of Homeland Security. The Company hopes to be able to harness those relationships its team has already cultivated in order to allow its management consulting services to gain traction. The Company has developed a unique capability and strategy in the leasing and buying of aircraft to support businesses on commercial or government contracts requiring dry or wet aircraft lease operations.

Our total sales were $75,000 and $0 for the fiscal years ended March 31, 2017 and 2016, respectively. Our total sales of $75,000 in 2017 were related to the provision of IT consulting services that are unrelated to our core business. Our net income for the fiscal year ended March 31, 2017 was $10,357, as compared to a net loss of $4,474 for the fiscal year ended March 31, 2016. The increase in net income was due to the Company recognizing revenue for the first time in 2017 generated by the provision of IT consulting services that are unrelated to our core business, offset by increases in cost of services associated with the above-mentioned revenue.

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Recent Developments

On August 18, 2017, we and Harlequin Consultancy Services Pvt. Ltd (“HCS”) entered into an exclusive and irrevocable Buyer Mandate Agreement (the “Buyer Agreement”) with ZAV Airways Pvt. Ltd (“ZAV Airways”) to represent ZAV Airways in the potential purchase of two aircraft. We and HSC entered into a separate agreement relating to our respective duties and the sharing of potential commissions under the Buyer Agreement. Under the terms of our agreements with ZAV Airways and HSC, HSC will be responsible for building a working relationship with ZAV Airways and we will be responsible for locating aircraft, coordinating aircraft inspections, negotiating with aircraft sellers, legal fees in preparation of aircraft sales agreements, coordinating aircraft modifications, and arranging for delivery of the aircraft to modification centers and final delivery locations. We will retain 80% and HSC will retain 20% of any commissions or fees paid under the Buyer Agreement after deduction of direct expenses related to the aircraft delivery. Although the Buyer Agreement terminated on December 18, 2017, we and HCS entered into a new, 18-month, exclusive and irrevocable buyer mandate agreement with ZAV Airways on December 18, 2017 relating to the potential acquisition or lease by ZAV Airways of six aircraft.

Results of Operations

Comparison of Three Months Ended June 30, 2017 and 2016

The following table sets forth key components of our results of operations during the three-month periods ended June 30, 2017 and 2016.

	Three Months Ended June 30,		Change
	2017	2016	$	%
Revenue	$45,000	$0	$45,000	100
Cost of services	16,000	0	16,000	100
Operating expenses	6,770	9,706	2,936	30
Net Income (Loss) from operations before income taxes	22,230	(9,706)	31,936	329
Income tax expense (benefit)	7,360	0	(7,360)	100
Net Income (loss) after income tax	14,870	(9,706)	24,576	253

Revenue. Our revenues were $45,000 for the three-month periods ended June 30, 2017 and $0 (zero dollars) for 2016 as we are still developing our core business in aircraft spare parts sales and leasing operations and an aviation management consulting firm.

Cost of services. Our cost of services was $16,000 for the three-month period ended June 30, 2017, to pay consultants, and $0 (Zero) for 2016.

Operating expenses. Our operating expenses were $6,770 for three-month period ended June 30, 2017 and $9,706 for 2016. The increased expenses in 2016 was due to higher travel costs incurred then for marketing and business development.

Income/Loss before income taxes. Our Income before income taxes was $22,230 for the three-month period ended June 30, 2017, and a loss of $9,706 for 2016.

Income tax expense (benefit). Income tax expense was $7,360 for the three-month period ended June 30,2017 and a benefit of $0 (zero dollars) for 2016

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Comparison of Fiscal Years Ended March 31, 2017 and 2016

The following table sets forth key components of our results of operations during the fiscal years ended March 31, 2017 and 2016.

	For the Year Ended March 31,		Change
	2017	2016	$	%
Revenue	$75,000	$0	$75,000	100
Cost of services	20,474	0	20,474	100
Operating expenses	42,969	4,474	38,495	860
Income (loss) from operations before income taxes	11,557	(4,474)	16,031	358
Income tax expense (benefit)	1,200	0	(1,200)	(100)
Net income (loss) after income tax	10,357	(4,474)	14,831	331

Revenue. Our revenues were $75,000 which represent consulting services for the fiscal year ended March 31, 2017, and $0 (zero dollars) for the fiscal year ended March 31, 2016, as we are still developing our core business in aircraft spare parts sales and leasing operations and an aviation management consulting firm.

Cost of services. Our cost of services was $20,474 which represents consultants cost for the fiscal year ended March 31, 2017, and $0 (zero dollars) compared to the fiscal year ended March 31, 2016.

Operating expenses. Our operating expenses were $42,969 which represent cost of professional fees, corporate fees and taxes and other office expenses for the fiscal year ended March 31, 2017, and $4,474 for the fiscal year ended March 31, 2016.

Income (loss) before income taxes. We had Income (loss) before income taxes of $11,557 for the fiscal year ended March 31, 2017, and a loss of $4,474 for the fiscal year ended March 31, 2016.

Income tax expense (benefit). Income tax expense was $1,200 for the fiscal year ended March 31, 2017, and a benefit was $0 (zero dollars) for the fiscal year ended March 31, 2016

Liquidity and Capital Resources

In order to implement the Company’s plan of operations for the next twelve (12) month period, we require a minimum of $500,000 of funding from this offering. We anticipate that after the initial twelve (12) month period we may need additional financing.

Comparison of the three Months Ended June 30, 2017 and 2016

As of June 30, 2017, we had cash and cash equivalents of $18,363. To date, we have financed our operations primarily through providing revenue from consulting services.

The following table provides detailed information about our net cash flow for all financial statement periods presented in this report:

Cash Flow

	Three Months Ended June 30,
	2017	2016
Net cash provided by (used in) operating activities	$9,480	$(3,806)
Net cash provided by (used in) investing activity	-	-
Net cash provided by (used in) financing activity	-	-
Net increase (decrease) in cash and cash equivalents	9,480	(3,806)
Cash at beginning of period	8,883	4,250
Cash at end of period	$18,363	$444

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Operating Activities

Net cash is used to cover operating expenses such as accounting, auditing, legal, consultants, professional services, rent, telephone, licenses and taxes. Currently available working capital will not be adequate to sustain our operations at our current levels from the date of this filing through the next twelve months. We expect to satisfy our working capital requirements over the next twelve months through the sale of equity or debt securities. However, we do not have any commitment from any third party to invest in our company or otherwise acquire any of our equity or debt securities. Furthermore, even if we successfully raise sufficient capital to satisfy our needs over the next twelve months, in the future, we will require additional cash resources due to changed business conditions, implementation of our strategy to expand our business or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Capital Expenditures

Capital expenditures for the three months ended June 30, 2017 and 2016 were $0 (zero dollars) and $0 (zero dollars).

We do not anticipate any capital spending in fiscal year 2018.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor price changes in our industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

As of March 31, 2017 and June 30, 2017, we did not have any off-balance sheet arrangements.

Commitments and Contractual Obligations

The Company has entered into agreements with certain employees and contractors. The following is a complete list of those commitments as of June 30, 2017.

Employment Agreements with Dr. B.B. Sahay and Mr. James Flynn. These agreements as currently in effect include a base annual salary of $150,000 and $120,000 for Dr. Sahay and Mr. James Flynn, respectively. Both are also eligible for up to five (5) performance-based bonuses of $30,000 for Dr. Sahay (for a total of up to $150,000) and $20,000 for Mr. Flynn (for a total of up to $100,000). These salaries and bonuses are subject to the Company meeting certain funding and performance milestones.

Consulting Agreements with Dr. James L Sylvester, Dr. L. Carl Jacobsen and Ms. Danette Penenburgh. These engagement agreements as currently in effect include a base hourly rate of $125 for Dr. James L. Silvester, and a base hourly rate of $50 for each of Dr. L. Carl Jacobsen and Ms. Danette Penenburgh.

In May 2016, the Company entered into an agreement with Colors, a builder and real estate consultant in New Delhi, India. The terms of that agreement allow the Company to use shared office space at no cost until the Company is funded or begins to generate revenue from its projects in India. On August 4, 2017, a new agreement was signed with Colors, which extends the terms for another year at no cost until the Company is funded or begins to generate revenues from its projects in India.

On May 9, 2016, the Company entered into an agreement with Mr. Nishan Goyal, an independent contractor, to serve as Director of Business Development in India. This agreement was revised on August 1, 2017. The Company has not determined the compensation for this position, since no revenues have been earned from its projects in India yet.

Seasonality

We do not believe that our business will be subject to significant seasonal variations.

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Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Revenue Recognition. We recognize revenue when the earning process is completed, as evidenced by an arrangement with the customer, transfer of title and acceptance, if applicable, has occurred, as well as the price is fixed or determinable, and collection is reasonably assured. Sales are recorded net of returns, discounts and allowances.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) in May 2014. ASU No. 2014-09 outlines a single, comprehensive revenue recognition model for revenue derived from contracts with customers and it supersedes the most current revenue recognition guidance. This includes current guidance that is industry-specific. Under ASU No. 2014-09, an entity recognizes revenue for the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. ASU No. 2014-09 is effective for annual reporting periods beginning after December 15, 2017. Earlier adoption is permitted as of annual reporting periods beginning after December 15, 2016. The Company is still evaluating the impacts it will have on its current revenue recognition policy.

Deferred Taxes

In November 2015, the FASB issued Accounting Standards Update (ASU) 2015-17, Balance Sheet Classification of Deferred Taxes, intended to improve how deferred taxes are classified on organizations’ balance sheets. ASU 2015-17 eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will now be required to classify all deferred tax assets and liabilities as noncurrent. The pronouncement is effective for reporting periods beginning after December 15, 2016. Early adoption is permitted as of the beginning of an interim or annual period. The adoption of ASU 2015-17 has not had a material impact on the Company’s consolidated financial statements.

Income Taxes

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory,” or ASU 2016-16, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-06 will be effective for annual reporting periods beginning after December 15, 2017 and for us in our first quarter of 2018. We do not believe the adoption of ASU 2016-16 will have a material impact on our financial statements.

Financial Instruments

In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities,” or ASU 2016-01, which updates certain aspects of recognition, measurement, presentation and disclosure of financial instruments. ASU 2016-01 will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years and for us in our first quarter of 2018. We do not believe the adoption of ASU 2016-01 will have a material impact on our financial statements.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” or ASU 2016-13, which modifies the measurement of expected credit losses of certain financial instruments. ASU 2016-13 will be effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years and for us in our first quarter of 2021, and early adoption is permitted. We do not believe the adoption of ASU 2016-13 will have a material impact on our financial statements.

Leases

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (Topic 842), or ASU 2016-02, which modifies lease accounting for both lessees and lessors to increase transparency and comparability by recognizing lease assets and lease liabilities by lessees for those leases classified as operating leases under previous accounting standards and disclosing key information about leasing arrangements. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years and for us in our first quarter of 2019, and early adoption is permitted. We are currently evaluating the timing of its adoption and the impact of adopting ASU 2016-02 on our financial statements.

Stock Compensation

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation” (Topic 718): Improvements to Employee Share-Based Payment Accounting, or ASU 2016-09, which simplifies certain aspects of the accounting for share-based payment transactions, including income taxes, classification of awards and classification on the statement of cash flows. ASU 2016-09 will be effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018 and for us in our first quarter of 2019, and early adoption is permitted. We do not believe the adoption of ASU 2016-09 will have a material impact on our financial statements.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:

Directors, Executive Officers, Promoters and Control Persons

Name	Age	Position
Dr. Brajnandan B. Sahay	72	Chief Executive Officer and Chairman Director
Mr. James P. Flynn	70	President
Dr. James L. Silvester	64	Chief Financial Officer
Dr. L. Carl Jacobsen	75	VP Administration and Corporate Secretary

Dr. B.B. Sahay, CEO and Director

Dr. Sahay currently serves as the Chief Executive Officer and Chairman of the Board for ASI Aviation, Inc. and has served in these capacities since the Company’s founding. Dr. Sahay has served as a C-level executive at various companies, including TeleScience International, Inc. (“TII”) which he founded in 1987 and where he served as President and CEO. Dr. Sahay was successful in transforming TII from a small government contracting firm competing for set-aside contracts into a public company operating in both the public and private sectors. Prior to establishing TII, Dr. Sahay held management and advisory positions with CONTEL, IBM’s Satellite Business Systems, MCI, and MITRE Corporation. As a member of the GSA’s Federal Telecommunications System (FTS 2000) management evaluation team, he participated in awarding one of the largest civilian contracts in U.S. history to AT&T and Sprint. He earned a Ph.D. in Control Systems, Science, and Engineering from Washington University in St. Louis, Missouri.

Mr. James P. Flynn, President

Mr. Flynn has served as the President of ASI Aviation, Inc. since March 23, 2016. Mr. Flynn has extensive experience in aircraft leasing, acquisitions, operations, logistics and maintenance support for regional and commercial transport aircraft including running an aircraft spare parts company. He will direct and oversee the aviation services division of ASI. Mr. Flynn has more than 30 years’ experience in the aviation industry and managed several aviation ventures including a FAR Part 135 and FAR 121 certified air carrier operations. His experience includes commercial and government aircraft programs both domestic and international, valued in the multimillions of dollars. He also has a thorough understanding of all aspects of the aircraft industry and strong financial and technical skills pertaining to developing enterprises in this space. From 2010 to 2013 he served as a full-time consultant to Ryan International Airlines. From March 2013 to his resignation on December 31, 2016 he served as a managing partner for Justice Aviation, LLC. Mr. Flynn held an Airline Transport Pilot License and was issued a Commercial License with Instrument rating and Flight Instructor Licenses from Beacon Flight School, Clinton, MD.

Dr. James L. Silvester, Chief Financial Officer

Dr. Silvester has served as the Chief Financial Officer of ASI Aviation, Inc. since March 1, 2016. For the past 26 years, Dr. Silvester has operated his own consulting firm specializing in turnarounds, IPO’s, private placements, and corporate debt negotiations, and has served as an expert witness in many courts. He has served three federal courts in the mid-Atlantic region as an approved consultant working with attorneys, banks, commercial finance companies, and broker/dealers, covering diverse industries and businesses in the 2 to 70 million per annum revenue range. He has also worked with the SEC and FINRA and many of their top-level employees in assisting Pre-IPO companies to enter the public marketplace. He holds four degrees from accredited universities, including graduating with honors including a PhD in Business Administration. He has also authored several business books.

Dr. L. Carl Jacobsen, VP Administration and Corporate Secretary

Dr. Jacobsen has served as the Vice President of Administration and Corporate Secretary of ASI Aviation, Inc. since March 1, 2016. Dr. Jacobsen received his Ph.D. in Linguistics from UCLA in 1979 and his J.D. from Antioch School of Law in 1984. He is admitted to practice in the District of Columbia. Since 2010 he has worked as a self-employed reviewer of litigation documents with a specialty in anti-trust matters, including mergers, acquisitions, and divestitures.

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Term of Office

The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than one (1) director. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal. Currently, Dr. B.B. Sahay is our sole director.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director. Thus, there is a potential conflict of interest in that our sole director and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or director.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our sole director, Dr. B.B. Sahay, do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees would be excessive and beyond the scope of our business and needs as they are presently constituted.

Family Relationships

None.

Involvement in Certain Legal Proceedings

Except as set forth below, no officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

● Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

● Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

● Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

● Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

● Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

● Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

● Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

On April 29, 2008, CEO and director Dr. Sahay filed a Chapter 7 bankruptcy petition in Virginia that was discharged on November 6, 2008.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officers and directors for all services rendered in all capacities to our company for the period ending March 31, 2017.

Name:	Period End:	Salary, Fees, Commissions ($):	Bonus ($):	Stock Awards ($):	Stock Options ($):	All Other Compensation ($):	Total ($):
Dr. B.B. Sahay CEO, Director	Mar. 31, 2017	-	-	-	-	-	-
Mr. James P. Flynn President	Mar. 31, 2017	-	-	-	-	-	-
Dr. James Silvester CFO	Mar. 31, 2017	-	-	-	-	-	-
Dr. L. Carl Jacobsen VP Administration & Corporate Secretary	Mar. 31, 2017	-	-	-	-	-	-

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

Employment Agreements:

We have entered into employment agreements with Dr. B.B. Sahay, our director and CEO, and Mr. James Flynn, our President. These employment agreements provide for at-will employment and set forth each officer or director’s initial equity or stock option grant amount and eligibility for employee benefits. The key terms of these employment agreements are described below. Other than the employment agreements described below, we have not entered into any arrangements providing for payments or benefits in connection with the resignation, severance, retirement or other termination of any of our named executive officers, changes in their compensation or a change in control. Both Dr. Sahay and Mr. Flynn have voluntarily waived both the receipt and/or accrual of any compensation prior to the consummation of this initial public offering.

Dr. B.B. Sahay Employment Agreement

The employment agreement with our Chairman and CEO, Dr. B.B. Sahay, became effective January 1, 2016 and constitutes “at will” employment. The employment agreement may be terminated at any time with or without cause by the Executive or the Company.

Under the employment agreement, Mr. Sahay will receive an initial base compensation of $150,000 annually following the consummation of this offering, assuming that our common stock is then publicly traded and listed, with a material public float and trading volume as determined in good faith by our board of directors. Mr. Sahay will also be eligible to receive up to five (5) performance bonuses per year in the amount of $30,000 each, for a total of $150,000 annually. These bonuses will be payable with respect to the completion of each fiscal quarter, with one payable at the end of the fiscal year. The criteria for the payment of the performance bonuses will be based on the achievement of certain objectives as mutually agreed by the executive and the Company. No performance bonuses shall be earned during the period of the executive’s employment prior to the effectiveness of this public offering. The executive will also be eligible for all customary benefits available to senior executives of the Company.

37

Dr. Sahay is also subject to confidentiality restrictions that protect the Company’s proprietary information, developments and other intellectual property following termination of employment.

James Flynn Executive Employment Agreement

The executive employment agreement with our President, Mr. James Flynn, became effective February 1, 2016, has no specific term and constitutes “at will” employment. The employment agreement may be terminated at any time with or without cause by the Executive or the Company.

Under the employment agreement, Mr. Flynn will receive an initial base compensation of $120,000 annually following the consummation of this offering, assuming that our common stock is then publicly traded and listed, with a material public float and trading volume as determined in good faith by our board of directors. Mr. Flynn will also be eligible to receive up to five (5) performance bonuses per year in the amount of $20,000 each, for a total of $100,000 annually. These bonuses will be payable with respect to the completion of each fiscal quarter, with one payable at the end of the fiscal year. The criteria for the payment of the performance bonuses will be based on the achievement of certain objectives as mutually agreed by the executive and the Company. No performance bonuses shall be earned during the period of the executive’s employment prior to the effectiveness of this public offering. The executive will also be eligible for all customary benefits available to senior executives of the Company.

Mr. Flynn is also subject to confidentiality restrictions that protect the Company’s proprietary information, developments and other intellectual property following termination of employment.

Contractor Engagement Agreements

We have engaged the remainder of our executive staff – Dr. James L. Silvester, Dr. L. Carl Jacobsen, Ms. Danette Penenburgh, and Mr. Nishant Goyal – as independent contractors. The terms of these agreements all provided for a base hourly compensation and repayment of certain expenses, as well as non-compete and non-solicitation provisions, and allow each to engage in outside business that does not constitute a conflict of interest with us. As of the date of this Offering Circular none of these contractors has earned, accrued, or been paid any compensation. Other than the terms described below, we have not entered into any agreements or arrangements with any of the officers.

James L. Silvester Engagement Agreement

The engagement agreement with our Chief Financial Officer, Dr. James L. Silvester, became effective March 1, 2016. Under this agreement, Dr. Silvester will be paid a fee of $125 per hour starting once the Company has raised capital in this or another offering. It is expected that Mr. Silvester will work fr the Company approximately four (4) hours per week.

Dr. Carl Jacobsen Engagement Agreement

The engagement agreement with our Vice president, Administration, Dr. Carl Jacobsen, became effective March 1, 2016. Under this agreement, Dr. Jacobsen will be paid a fee of $50 per hour starting once the Company has raised capital in this or another offering.

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

Director Compensation

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.

38

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of the date of this Offering Circular, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are no pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders is 11921 Freedom Drive, Suite 550, Reston, VA 20190-5667.

Name	Shares	Percentage Ownership
Dr. B.B. Sahay	10,000,000	100%
Mr. James P. Flynn	0	0%
Dr. James L. Silvester	0	0%
Dr. L. Carl Jacobsen	0	0%

All Directors and Officers as a group (5 persons)	10,000,000	100%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 10,000,000 shares of common stock outstanding as of the date of this Offering Circular.

39

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The following includes a summary of transactions since the beginning of our 2015 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Our board of directors conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. Our board of directors has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. However, our board of directors generally reviews related party transactions to ensure that they are fair and reasonable to our company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by our board of directors.

Director Independence

SEC regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee of the Company, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

The registrant’s board of directors consists of Dr. B.B. Sahay. Dr. Sahay is not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

Dr. B.B. Sahay owns 10,000,000 common shares for which he paid $1,000.

Advances from / to Related Parties

During the period from December 29, 2015 (inception) to March 31, 2016, Dr. B.B. Sahay has advanced the Company a total of $7,724 to cover costs related to the organization and development of the company. The non-bearing interest advance was due March 31, 2017. During this period, Dr. B.B. Sahay extended an additional non-bearing interest advance in the amount of $8,200. As of March 31, 2017, these advances have been paid off by the Company, and as of this date the balance is zero dollars. The advances are considered temporary in nature. There is no formal written commitment for continued support by Dr. Sahay.

Funds in the amount of $10,250 were advanced to Dr. Sahay by the Company to cover expenses related to a certain planned business trip. The trip was cancelled and these funds, which the Company is accounting for as a non-interest bearing advance to Dr. Sahay, will be returned to the Company.

40

SECURITIES BEING OFFERED

We are offering 5,000,000 shares of common stock pursuant to this Offering Circular. The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our amended and restated certificate of incorporation, as amended, and our bylaws, which are included as exhibits to the offering statement of which this Offering Circular forms a part.

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this Offering Circular is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock with $0.0001 par value per share. As of the date of this registration statement, there were 10,000,000 shares of common stock issued and outstanding.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Our Articles of Incorporation do not provide for the issuance of any other class of shares.

Upon completion of the offering, Cathedral Stock Transfer will act as the registrant’s transfer agent.

Dividend Policy

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

Share Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 10,000,000 shares of our common stock. Only the 5,000,000 to be registered in this offering will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by affiliates, as that term is defined in Rule 144 under the Securities Act.

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The remaining 10,000,000 shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

●	1% of the number of shares then outstanding, which will equal 150,000 shares of common stock immediately after this offering, assuming all 5,000,000 shares being offered are sold; and

●	the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Penny Stock Considerations

Our shares will be “penny stocks”, as that term is generally defined in the Securities Exchange Act to mean equity securities with a price of less than $5.00. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

-	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

-	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

-	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and

-	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Transfer Agent

We are in the process of appointing a transfer agent for our common stock.

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LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by [*].

EXPERTS

The financial statements of the Company included in this Offering Circular have been audited by Friedman LLP, an independent registered public accounting firm, as stated in their reports appearing herein. Such financial statements of the Company have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular does not contain all of the information included in the offering statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the common stock to be sold in this offering, you should refer to the offering statement and its exhibits. Whenever we make reference in this Offering Circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document filed as an exhibit to the offering statement or such other document, each such statement being qualified in all respects by such reference. Upon the closing of this offering, we will be subject to the informational requirements of Tier 2 of Regulation A and will be required to file annual reports, semi-annual reports, current reports and other information with the SEC. We anticipate making these documents publicly available, free of charge, on our website as soon as reasonably practicable after filing such documents with the SEC.

You can read the offering statement and our future filings with the SEC over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

43

ASI AVIATION, INC.

FINANCIAL STATEMENTS

For the year ended March 31, 2017 and

for the period ended December 29, 2015 (inception) to March 31, 2016

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management and

Stockholders of ASI Aviation, Inc.

We have audited the accompanying balance sheets of ASI Aviation, Inc. (the “Company”) as of March 31, 2017 and 2016, and the related statements of operations, stockholder’s equity deficit), and cash flows for the year ended March 31, 2017 and the period from December 29, 2015 (Inception) through March 31, 2016. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ASI Aviation, Inc. as of March 31, 2017 and 2016, and the results of its operations and its cash flows for the year ended March 31, 2017 and the period from December 29, 2015 (Inception) through March 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has limited operating history and has incurred minimal net income in the current period of $10,357, minimal working capital of $6,883 and had retained earnings of $5,883 as of March 31, 2017. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Friedman LLP
Marlton NJ
December 29, 2017

F-2

ASI AVIATION, INC.

BALANCE SHEETS

	March 31,
	2017	2016
ASSETS
Current Assets:
Cash	$8,883	$4,250
Accounts receivable	15,000	-
Total Current Assets	23,883	4,250

TOTAL ASSETS	$23,883	$4,250

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$8,300	$-
Accrued expenses	8,700	-
Related party loan	-	7,724

Total Current Liabilities	17,000	7,724

Commitments and Contingencies

Stockholder’s Equity (Deficit):
Common stock, par value $0.0001, 100,000,000 Authorized, 10,000,000 issued and outstanding	1,000	1,000
Retained earnings (deficit)	5,883	(4,474)
Total stockholder’s equity (deficit)	6,883	(3,474)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$23,883	$4,250

The accompanying notes are an integral part of these financial statements.

F-3

ASI AVIATION, INC.

STATEMENTS OF OPERATIONS

	For the Year Ended March 31, 2017	From December 29, 2015 (inception) to March 31, 2016
Revenue	$75,000	$-
Cost of services	20,474	-
Gross profit	54,526	-

Operating expenses:
Corporate fees	1,379	984
Professional fees	25,412	2,711
Other expenses	16,178	779

Total operating expenses	42,969	4,474

Net income (loss) before taxes	11,557	(4,474)
Tax expense (benefit)	1,200	-

Net income (loss)	$10,357	$(4,474)

BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE	$0.00	$(0.00)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements.

F-4

ASI AVIATION, INC.

STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT)

	Common stock
	Shares	Amount	Additional paid in capital	Retained earnings (deficit)	Total Stockholder’s equity (deficit)
Beginning balance, December 29, 2015 (Inception)	-	$-	$-	$-	$-
Issuance of founder’s shares	10,000,000	1,000	-	-	1,000
Net loss	-	-	-	(4,474)	(4,474)
Ending balance, March 31, 2016	10,000,000	1,000	-	(4,474)	(3,474)
Net income	-	-	-	10,357	10,357
Ending balance, March 31, 2017	10,000,000	$1,000	$-	$5,883	$6,883

The accompanying notes are an integral part of these financial statements.

F-5

ASI AVIATION, INC.

STATEMENTS OF CASH FLOWS

	For the Year Ended March 31, 2017	From December 29, 2015 (Inception) to March 31, 2016

Cash Flows From Operating Activities:
Net income (loss)	$10,357	$(4,474)
Changes in operating assets and liabilities:
Accounts receivable	(15,000)	-
Accounts payable and accrued expenses	17,000	-
Net cash provided by (used in) operating activities	12,357	(4,474)

Cash Flows From Financing Activities:
Proceeds from founder shares	-	1,000
Proceeds from related party loan	8,200	7,724
Repayment of related party loan	(15,924)	-
Net cash (used in) provided by financing activities	(7,724)	8,724

Net increase in cash	4,633	4,250
Cash, beginning of year	4,250	-

Cash, end of period	$8,883	$4,250

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-6

ASI AVIATION, INC.

Notes to Financial Statements

For the year ended March 31, 2017 and

for the period ended December 29, 2015 (inception) to March 31, 2016

Note 1. Organization, History and Business

ASI Aviation, Inc. is a Nevada corporation (the “Company”), incorporated under the laws of the State of Nevada on December 29, 2015. The fiscal year-end of the Company is March 31. The business plan of the Company is to develop an aircraft and aircraft spare parts sales and leasing operation, as well as providing aviation management and business development consulting services to private and public companies/governments agencies. Also, the company plans to bid on the US federal and State government contracts for aviation services to expand its business in aviation sector. The Company will also be exploring potential acquisitions in the aviation industry. To date the Company’s only revenue has been in the business development consulting service sector.

Note 2. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has limited operating history, has net income of $10,357, working capital of $6,883, and had retained earnings of $5,883 as of March 31, 2017. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future. The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with ASC topic 605 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Revenue is recognized when services are rendered, evidence of a contract exists, the price is fixed or determinable, and collectability is reasonably assured.

The Company’s revenues were generated from one customer for the year ended March 31, 2017.

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Management has determined that $0 allowance is required at March 31, 2017 and 2016.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes”. The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

F-7

ASI AVIATION, INC.

Notes to Financial Statements

For the year ended March 31, 2017 and

for the period ended December 29, 2015 (inception) to March 31, 2016

Note 3. Summary of Significant Accounting Policies - Continued

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) in May 2014. ASU No. 2014-09 outlines a single, comprehensive revenue recognition model for revenue derived from contracts with customers and it supersedes the most current revenue recognition guidance. This includes current guidance that is industry-specific. Under ASU No. 2014-09, an entity recognizes revenue for the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. ASU No. 2014-09 is effective for annual reporting periods beginning after December 15, 2017. Earlier adoption is permitted as of annual reporting periods beginning after December 15, 2016. The Company is still evaluating the impacts it will have on its current revenue recognition policy.

In November 2015, the FASB issued Accounting Standards Update (ASU) 2015-17, Balance Sheet Classification of Deferred Taxes, intended to improve how deferred taxes are classified on organizations’ balance sheets. The ASU eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will now be required to classify all deferred tax assets and liabilities as noncurrent. The pronouncement is effective for reporting periods beginning after December 15, 2016. Early adoption is permitted as of the beginning of an interim or annual period. The adoption of ASU 2015-17 is not expected to have any material impact on the Company’s consolidated financial statements.

Note 4. Related Party Transactions

Our Chief Executive Officer has extended the Company a loan in the amount of $7,724 as of March 31, 2016. The loan bears no interest and was due March 31, 2017. During the period, the Chief Executive Officer extended an additional loan in the amount of $8,200, which bears no interest. The Company made loan payments of $7,724 and $8,200 in February and March of 2017, respectively, and as of March 31, 2017, the balance is $0.

On December 29, 2015, the Company issued Brajnandan B. Sahay (founder) 10,000,000 common shares in exchange for $1,000.

Note 5. Common Stock

The holders of the Company’s common stock are entitled to one vote per share of common stock held. As of March 31, 2017 and 2016, the Company had 10,000,000 shares issued and outstanding.

Note 6. Commitments and Contingencies

The Company has entered into agreements with certain employees and contractors. The agreements included various executive employment and engagement agreements. The following is a complete list of those agreements as of March 31, 2017.

The executive employment agreements include a base annual salary of $150,000 and $120,000 for Dr. Sahay and James Flynn, respectively. Both are also eligible for up to five performance-based bonuses of $30,000 (for Dr. Sahay; a total of up to $150,000) and $20,000 (for Mr. Flynn; a total of $100,000). These salaries and bonuses are subject to funding and performance. No amounts are earned or owed under these agreements as of March 31, 2017 and 2016.

The engagement agreements include a base hourly rate of $125 for Dr. James L. Silvester, $50 for Dr. L. Carl Jacobsen, $50 for Ms. Danette Peneburgh and a rate to be determined for Mr. Nishant Goyal. The base salary and/or commission for Mr. Nishant Goyal has not been determined yet. No amounts are earned or owed under these agreements as of March 31, 2017 and 2016.

In May 2016, the Company entered into an agreement with Colors, Indian builder and real estate consultant. The terms of that agreement allow the Company to use a shared office space at no cost until the Company is funded or begins to generate revenues from its projects in India. On August 4, 2017, a new agreement was signed with Colors, which extends the terms for another year at no cost until the Company is funded or begins to generate revenues from its projects in India.

F-8

ASI AVIATION, INC.

Notes to Financial Statements

For the year ended March 31, 2017 and

for the period ended December 29, 2015 (inception) to March 31, 2016

Note 6. Commitments and Contingencies - Continued

On May 9, 2016, the Company entered into an agreement with independent contractor Nishant Goyal to serve as Director of Business Development in India.

The Company has not determined the compensation for this position as the Company has not generated any revenues from its projects in India yet.

Note 7. Income Taxes

The Company files corporate income tax returns in the United States (federal), Virginia and Nevada. The Company is subject to federal, state and local income tax examinations by tax authorities through inception.

The computation of the annual estimated effective tax rate at each period requires certain estimates and significant judgment including, but not limited to, the expected operating income for the year, projections of the proportion of income earned and taxed in various jurisdictions, permanent and temporary differences, and the likelihood of recovering deferred tax assets generated in the current year. The accounting estimates used to compute the provision for income taxes may change as new events occur, more experience is obtained, additional information becomes known or as the tax environment changes.

For the years ended March 31, 2017 and 2016 we have recognized income tax expense (benefit) of $1,200 and $0, respectively, for our estimated federal and state income tax provision including both current and deferred income taxes. As of March 31, 2017 and 2016, the Company had no deferred tax assets or liabilities.

The Company’s tax expense differs from the “expected” tax expense for Federal income tax purposes (computed by applying the United States Federal tax rate of 34% and State tax rate net of federal benefit of 4.75% and 0.00% to income before taxes related to operations in Virginia and Nevada, respectfully), as follows:

	For the Years Ended March 31,
	2017	2016
Computed “expected” tax expense (benefit)	$1,200	$-
Increase (decrease) in valuation allowance	-	-
Actual tax expense (benefit)	$1,200	$-

As of March 31, 2016, the Company had approximately $4,300 of net operating losses (“NOL”) which were fully utilized during the period ended March 31, 2017 resulting zero NOL to be carried forward to offset future taxable income. For the period ending March 31, 2017, we do not have any deferred tax asset (liabilities) to be realized during a future period. As of March 31, 2017, our net deferred tax asset was $0.

The following is a reconciliation of the effective tax rate:

	2017	2016
Federal	34.00%	34.00%
State, net of federal benefit	4.75%	4.75%
Utilization of net operating losses	(28.37)%	0.00%
Valuation allowance	0.00%	(38.75)%
Effective income tax rate	10.38%	0.00%

Note 8. Subsequent Events

The Company has analyzed its operations subsequent to March 31, 2017 through the date of the auditors’ report, and has determined that it does not have any material subsequent events to disclose in these financials.

F-9

ASI AVIATION, INC.

FINANCIAL STATEMENTS

For the three months ended June 30, 2017 and 2016 (unaudited)

F-10

ASI AVIATION, INC.

BALANCE SHEETS

(Unaudited)

	June 30, 2017	March 31, 2017
ASSETS
Current Assets:
Cash	$18,363	$8,883
Accounts receivable	15,000	15,000
Advances to stockholder	10,250	-
Total Current Assets	43,613	23,883

TOTAL ASSETS	$43,613	$23,883

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities:
Accounts payable	$5,800	$8,300
Accrued expenses	16,060	8,700

Total Current Liabilities	21,860	17,000

Commitments and Contingencies

Stockholder’s Equity:
Common stock, par value $0.0001, 100,000,000 Authorized, 10,000,000 issued and outstanding	1,000	1,000
Retained earnings	20,753	5,883
Total stockholder’s equity	21,753	6,883

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$43,613	$23,883

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-11

ASI AVIATION, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended June 30,
	2017	2016
Revenue	$45,000	$-
Cost of services	(16,000)	-
Gross profit	29,000	-

Operating expenses:
Professional fees	3,500	8,566
Other expenses	3,270	1,140

Total operating expenses	6,770	9,706

Net income (loss) before taxes	22,230	(9,706)
Tax expense	7,360	-

Net income (loss)	$14,870	$(9,706)

BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE	$0.00	$(0.00)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	10,000,000	10,000,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-12

ASI AVIATION, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the three months ended June 30,
	2017	2016

Cash Flows From Operating Activities:
Net income (loss)	$14,870	$(9,706)
Changes in operating assets and liabilities:
Advances to stockholder	(10,250)	-
Accounts payable and accrued expenses	4,860	5,900
Net cash provided by (used in) operating activities	9,480	(3,806)

Net increase (decrease) in cash	9,480	(3,806)
Cash, beginning of year	8,883	4,250

Cash, end of period	$18,363	$444

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-13

ASI AVIATION, INC.

Notes to Financial Statements

For the three months ended June 30, 2017 and 2016 (unaudited)

Note 1. Organization, History and Business

ASI Aviation, Inc. is a Nevada corporation (the “Company”), incorporated under the laws of the State of Nevada on December 29, 2015. The fiscal year-end of the Company is March 31. The business plan of the Company is to develop an aircraft and aircraft spare parts sales and leasing operation, as well as providing aviation management and business development consulting services to private and public companies/governments agencies. Also, the company plans to bid on the US federal and State government contracts for aviation services to expand its business in aviation sector. The Company will also be exploring potential acquisitions in the aviation industry.

Note 2. Going Concern

The accompanying unaudited condensed financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has limited operating history, has net income of $22,230, working capital of $29,113, and had retained earnings of $28,113 as of June 30, 2017. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future. The conditions described above raise substantial doubt about our ability to continue as a going concern. The unaudited condensed financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with ASC topic 605 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered, or services have been provided and collection is reasonably assured.

Revenue is recognized when services are rendered, evidence of a contract exists, the price is fixed or determinable, and collectability is reasonably assured.

The Company’s revenues were generated from one customer for the three months ended June 30, 2017.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes”. The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) in May 2014. ASU No. 2014-09 outlines a single, comprehensive revenue recognition model for revenue derived from contracts with customers and it supersedes the most current revenue recognition guidance. This includes current guidance that is industry-specific. Under ASU No. 2014-09, an entity recognizes revenue for the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. ASU No. 2014-09 is effective for annual reporting periods beginning after December 15, 2017. Earlier adoption is permitted as of annual reporting periods beginning after December 15, 2016. The Company is still evaluating the impacts it will have on its current revenue recognition policy.

F-14

ASI AVIATION, INC.

Notes to Consolidated Financial Statements

For the three months ended June 30, 2017 and 2016 (unaudited)

Note 3. Summary of Significant Accounting Policies - Continued

In November 2015, the FASB issued Accounting Standards Update (ASU) 2015-17, Balance Sheet Classification of Deferred Taxes, intended to improve how deferred taxes are classified on organizations’ balance sheets. The ASU eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will now be required to classify all deferred tax assets and liabilities as noncurrent. The pronouncement is effective for reporting periods beginning after December 15, 2016. Early adoption is permitted as of the beginning of an interim or annual period. The adoption of ASU 2015-17 is not expected to have any material impact on the Company’s consolidated financial statements.

Note 4. Related Party Transactions

Our Chief Executive Officer has extended the Company a loan in the amount of $7,724 as of March 31, 2016. The loan bears no interest and was due March 31, 2017. During the period, the Chief Executive Officer extended an additional loan in the amount of $8,200, which bears no interest. The Company made loan payments of $7,724 and $8,200 in February and March of 2017, respectively, and as of March 31, 2017, the balance is $0.

Note 5. Common Stock

The holders of the Company’s common stock are entitled to one vote per share of common stock held. As of June 30, 2017 and March 31, 2017, the Company had 10,000,000 (founder) shares issued and outstanding.

On December 29, 2015, the Company issued Brajnandan B. Sahay 10,000,000 common shares in exchange for $1,000.

Note 6. Commitments and Contingencies

The Company has entered into agreements with certain employees and contractors. The agreements included various executive employment and engagement agreements. The following is a complete list of those agreements as of June 30, 2017.

The executive employment agreements include a base annual salary of $150,000 and $120,000 for Dr. Sahay and James Flynn, respectively. Both are also eligible for up to five performance-based bonuses of $30,000 (for Dr. Sahay; a total of up to $150,000) and $20,000 (for Mr. Flynn; a total of $100,000). These salaries and bonuses are subject to funding and performance. No amounts are earned or owed under the agreements as of June 30, 2017 and March 31, 2017.

The engagement agreements include a base hourly rate of $125 for Dr. James L. Silvester, $50 for Dr. L. Carl Jacobsen, $50 for Ms. Danette Peneburgh and a rate to be determined for Mr. Nishant Goyal. The base salary and/or commission for Mr. Nishant Goyal has not been determined yet. No amounts are earned or owed under the agreements as of June 30, 2017 and March 31, 2017.

In May 2016, the Company entered into an agreement with Colors, an Indian builder and real estate consultant. The terms of that agreement allow the Company to use a shared office space at no cost until the Company is funded or begins to generate revenues from its projects in India. On August 4, 2017, a new agreement was signed with Colors, which extends the terms for another year at no cost until the company is funded or begins to generate revenues from its projects in India.

On May 9, 2016, the Company entered into an agreement with independent contractor Nishant Goyal to serve as Director of Business Development in India.

F-15

ASI AVIATION, INC.

Notes to Consolidated Financial Statements

For the three months ended June 30, 2017 and 2016 (unaudited)

Note 6. Commitments and Contingencies - Continued

The Company has not determined the compensation for this position as the Company has not generated any revenues from its projects in India yet.

Note 7. Income Taxes

The Company files corporate income tax returns in the United States (federal), Virginia and Nevada. The Company is subject to federal, state and local income tax examinations by tax authorities through inception.

Income tax expense during interim periods is based on applying an estimated annual effective income tax rate to year-to-date income, plus any significant unusual or infrequently occurring items which are recorded in the interim period.

The computation of the interim and annual estimated effective tax rate at each interim period requires certain estimates and significant judgment including, but not limited to, the expected operating income for the year, projections of the proportion of income earned and taxed in various jurisdictions, permanent and temporary differences, and the likelihood of recovering deferred tax assets generated in the current year. The accounting estimates used to compute the provision for income taxes may change as new events occur, more experience is obtained, additional information becomes known or as the tax environment changes.

For the three-month periods ended June 30, 2017 and 2016, we have recognized income tax expense of $5,810 and $0, respectively, for our estimated federal and state income tax provision. For the period ending June 30, 2017, we do not have any deferred tax asset (liabilities) to be realized during a future period. As of June 30, 2017, our net deferred tax asset was $0.

The Company’s tax expense differs from the “expected” tax expense for Federal income tax purposes (computed by applying the United States Federal tax rate of 34% and State tax rate net of federal benefit of 4.75% and 0.00% to income before taxes related to operations in Virginia and Nevada, respectfully), as follows:

	For the Three Months Ended June 30,
	2017	2016
Computed “expected” tax expense (benefit)	$7,360	$-
Increase (decrease) in valuation allowance	-	-
Actual tax expense (benefit)	$7,360	$-

Note 8. Subsequent Events

The Company has analyzed its operations subsequent to June 30, 2017, and has determined that it does not have any material subsequent events to disclose in these unaudited condensed financials.

F-16

PART III - EXHIBITS

Exhibit Index

Exhibit No.	Description

2.1	Articles of Incorporation (1)
2.2	Bylaws (2)
3.1*	Subscription Agreement of Brajnandan B. Sahay dated December 29, 2015
4.1**	Form of Regulation A Subscription Agreement
11.1*	Consent of Friedman LLP
11.2**	Consent of [*] (included in Exhibit 12)
12**	Opinion of [*]

*	Filed herewith.
**	To be filed by amendment.

(1)	Incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 of the Company filed with the Securities and Exchange Commission on July 27, 2016.
(2)	Incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 of the Company filed with the Securities and Exchange Commission on July 27, 2016.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia, on December 29, 2017.

ASI AVIATION, INC.

By:	/s/ Brajnandan Sahay
Brajnandan Sahay Director and CEO